UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

OXO, Inc

(Exact name of registrant as specified in its charter)

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Wyoming	000-56851	39-3653314
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1155 Market Street, Unit 99
San Francisco, California 94103

(Address of Principal Executive Offices) (Zip Code)

(213) 827-6863

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2026, OXO, (the “Company”) entered into an exclusive License and Research Collaboration Agreement (the “Agreement”) with The University of Edinburgh (the “University”), acting through its technology transfer entity, Edinburgh Innovations Limited. The Agreement grants the Company an exclusive, worldwide, royalty-bearing license to exploit, modify, commercialize, and sublicense the University's proprietary software tools, algorithms, analytical frameworks, and intellectual property (“Licensed Technology”) within the defined fields of Marketing Mix Modeling (MMM), marketing attribution, digital marketing analytics, predictive consumer behavior analytics, campaign optimization, and related software-as-a-service (SaaS) platforms.

The material financial, operational, and structural components of the Agreement include:

Sublicensing Rights and Allowances: The Agreement expressly permits the Company to grant sublicenses and enter into global commercial distribution or reseller arrangements with third-party enterprises. In consideration for this allowance, the University is entitled to receive ten percent (10%) of all sublicensing, partner, and reseller revenues generated directly from such arrangements.

Fees and Funding: A non-refundable, fully earned initial license fee of $30,000 is due and payable within ten (10) business days of execution. Beginning September 1, 2026, the Company will establish and fund a three-year Sponsored Research Program at the University for $180,000 annually, payable in consecutive quarterly installments of $45,000. Up to $30,000 per calendar year of this research budget may be allocated to fund international patent filings and intellectual property protections before the United Kingdom Intellectual Property Office (UKIPO), European Patent Office (EPO), and World Intellectual Property Organization (WIPO).

Commercial Royalties: The Company will pay the University a running royalty equal to two percent (2%) of gross revenues derived from its own commercial offerings utilizing the Licensed Technology, calculated and paid on a quarterly basis.

Maintenance Fees: Escalating annual portfolio maintenance fees commence on January 1, 2029, at $10,000, increasing to $25,000 on January 1, 2031, and capping at $50,000 annually from January 1, 2034, onward.

Equity Participation: Upon the closing of a future institutional financing or series of financings resulting in aggregate gross proceeds to the Company of at least $1,500,000 (a “Qualified Financing Event”), the Company will issue common shares to the University representing three percent (3%) of the Company's issued and outstanding common equity on a fully diluted basis immediately following such issuance.

The Agreement carries an initial term of twenty (20) years with automatic one-year renewals and contains customary legal covenants governing mutual confidentiality, intellectual property ownership segregation, indemnification, and academic freedom.

The description of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the License and Research Collaboration Agreement, a copy of which will be filed as an exhibit to the Company’s next periodic report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OXO

By	/s/ Aleksejus Klimanovas
Name: Aleksejus Klimanovas Title: Chief Executive Officer

Date: June 16, 2026

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